Exhibit 99

For immediate release	For information contact:
F. Barry Bilson
(410) 539-0000
www.leggmason.com

LEGG MASON ANNOUNCES RECORD QUARTER
Earnings per Share $0.98, up 38%;
Assets Under Management $360 Billion, up $49 Billion in Quarter

Baltimore, Maryland - January 24, 2005 - Legg Mason, Inc. (NYSE: LM) today reported that the firm's revenues, earnings and earnings per share1 in the December 2004 quarter were the highest in the firm's history. Record net flows in its assets under management helped establish new records in assets under management and investment advisory and related fees:

    Net revenues for the quarter ended December 31, 2004 were $636.8 million, up 26% from the December 2003 quarter and up 12% from the September 2004 quarter, the previous record.
    Net earnings were $112.7 million, up 39% from a year ago. The previous record was $91.9 million, set in the March 2004 quarter.
    Diluted earnings per share were $0.98, up 38% from a year ago and up 21% from $0.81 in the September 2004 quarter, the previous record.
    Assets under management now stand at $360.5 billion, up $95.6 billion from year ago levels and up $49.5 billion since September, which was the previous record. The increase in the last three months was the result of $21.6 billion in net flows and $22.5 billion in market appreciation, as well as $5.4 billion from the acquisition of four offices of Scudder Private Investment Counsel, which we completed on December 31.
    Investment advisory and related fees were $433.1 million, up 33% from a year ago and up 10% from $393.9 million in the September 2004 quarter, the previous record.

Commenting on the results, Raymond A. "Chip" Mason, chairman and CEO, said:

"The most significant aspect of our very strong results this quarter were the record net flows into our assets under management: during the quarter, almost $22 billion in net new money came into our asset management business - 45% more than we experienced in any prior quarter. This organic growth, which was more than matched in dollar terms by market appreciation, resulted in each of our Asset Management divisions - Mutual Funds, Institutional and Wealth Management - achieving internal growth in their assets under management of 13-15% during the quarter.

"Including our investment counsel acquisition, we increased our assets under management by almost $50 billion during the quarter, or 16%. In the past 12 months, we have increased our assets under management by almost $96 billion, or 36%, to $360 billion.

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1 All share and earnings per share numbers have been restated for the 3-for-2 stock split effective September 24, 2004.

LEGG MASON, INC.
News Release - January 24, 2005

"Long term performance remains a very important, if not the most important, factor in current and future growth. As many of you know, our Value Trust mutual fund has now outperformed the S&P 500 for 14 straight years. It is also a pleasure to point out that Western Asset was named by Morningstar as 'Fixed-Income Manager of the Year' for 2004. Private Capital Management was named by Nelson's as the #1 US Value Equity manager for the 10-year period ended September 30, 2004.2

"Our other business segments also posted solid results during the quarter. Our Private Client Group, which had a very strong quarter, saw its pre-tax profit margin rise to 20.5%. The institutional equity and investment banking components of our Capital Markets business also experienced solid increases from the September quarter."

Consolidated Results for the Quarter

Investment advisory and related fees for the quarter ended December 31, 2004 were a record $433.1 million, up 33% from the year ago quarter and up 10% from $393.9 million in the September 2004 quarter, the prior record. These results were primarily due to an increase in revenues at Private Capital Management, Western Asset, Royce and Legg Mason Capital Management3, and to increased fee-based revenues in our Private Client Group. Investment advisory and related fees represented 68% of the firm's consolidated net revenues in the current quarter, up from 64% a year ago.

Revenues from retail and institutional securities brokerage, which includes commissions and principal transaction revenues, were $132.1 million, an increase of 6% from year ago levels. Commission revenues increased by 9%, primarily due to increases in listed commissions and the fact that the year ago quarter included a $4.0 million provision for reimbursements of mutual fund commissions. Commissions represented 15% of the firm's consolidated net revenues in the current quarter, versus 17% a year ago. Principal transaction revenues were down 2% as a result of a decline in fixed income transaction volume.

Investment banking revenues were up 14% from a year ago, primarily as a result of a substantial increase in private placement revenues.

Net interest profit was $10.7 million, up 68% from a year ago, primarily due to higher interest rates earned on segregated customer and margin account balances and firm investments, partially offset by higher rates paid on customer credit account balances. The firm's net interest profit margin increased to 33% from 30%. Other revenues were up 55%, primarily due to increased values of firm investments as well as increased revenues from various Private Client customer account service fees.

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2 Source: Nelson's "World's Best Money Managers" rankings, which ranks the performance of separate account managers in various asset classes and time periods at each quarter end (available online at nelsoninformation.com).
3 Effective October 1, 2004, Legg Mason Funds Management and Legg Mason Capital Management began operating as a single business under the name Legg Mason Capital Management.

LEGG MASON, INC.
News Release - January 24, 2005

The pre-tax profit margin on net revenues was 28.5% in the current quarter, up from 26.4% a year ago, and the effective tax rate decreased to 37.8% from 39.5%. The annualized return on equity increased to 23.2% from 22.4%.

As of December 31, 2004, stockholders' equity was $2.163 billion, up 46% from a year ago, and book value per share was $19.94, up 38% from $14.50. The Company had 108.5 million shares outstanding at quarter end, including exchangeable shares, and the weighted average number of diluted shares outstanding during the quarter was 116.4 million. The firm's long-term debt-to-capital ratio at year end was 27.5%, down from 34.8% a year ago. In December, we increased our stockholders' equity by selling 4.6 million shares of common stock in the public markets for net proceeds of approximately $311 million.

Assets Under Management and Total Client Assets

Assets under management as of December 31, 2004 aggregated $360.5 billion, up $95.6 billion, or 36%, from $264.9 billion a year ago, and up $49.5 billion, or 16%, from $311.0 billion in September. Net flows contributed 44% of the increase during the quarter, with all of our asset management divisions - Institutional, Wealth Management and Mutual Funds - experiencing positive net flows. The acquisition of four offices of Scudder Private Investment Counsel contributed $5.4 billion in managed assets.

Our Institutional asset management division is currently responsible for 65% of our total assets under management, Mutual Funds is responsible for 22% and Wealth Management is responsible for 13%. Equity assets account for 40% of our total assets under management.

Total client assets, which include assets in our clients' securities brokerage accounts plus assets under management, minus any overlap, aggregated $437.3 billion at December 31, 2004, up 32% from $332.3 billion a year ago.

Segment Results for the Quarter

Our Asset Management business segment continues to drive our consolidated results: in the current quarter, it accounted for 57% of the firm's net revenues and 68% of pre-tax earnings.

The 37% increase in Asset Management revenues over those revenues in the year ago quarter, and the 41% increase in pre-tax earnings, were primarily due to increases in the assets under management and resulting increases in the investment advisory fees at our four largest money managers: Private Capital Management, Western Asset, Royce and Legg Mason Capital Management.

Private Client accounted for 30% of the firm's net revenues and 22% of pre-tax earnings in the current quarter. Private Client's net revenues were up 13% from a year ago, primarily as a result of a 21%, or $12.6 million, increase in investment advisory and related fees.

Capital Markets accounted for 13% of the firm's net revenues and 8% of pre-tax earnings in the current quarter. The net revenues and pre-tax earnings of this business segment were up 13% and 20%, respectively, from the year ago quarter, as increased revenues and earnings in corporate and

LEGG MASON, INC.
News Release - January 24, 2005

structured finance and institutional equity sales were partially offset by decreased revenues and earnings in fixed income sales and trading.

Fiscal Year to Date Results

For the nine months ended December 31, 2004, net revenues were up 26% from the comparable period a year ago. Investment advisory and related fees were up 41%, and represented 69% of the firm's consolidated net revenues. Commissions were up 3%, and represented 15% of consolidated net revenues, while principal transactions were down 2%. Investment banking revenues were down 8% and other revenues were up 35%. Net interest profit was up 46%.

Legg Mason's pre-tax profit margin for the nine month period was 26.9%, up from 23.6% in the year ago period, and the effective tax rate was 38.0%, down from 39.0%.

Net earnings for the nine months ended December 31, 2004 were up 41% from the year ago period and diluted earnings per share increased by 39%4. The prior year included a $17.5 million charge for a judgment in a civil copyright lawsuit and a $6.5 million (net of tax) gain on the sale of the Company's mortgage servicing operations.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Mason, will be held at 10:00 a.m. EST today. The call will be open to the general public. Interested participants should access the call by dialing 1-888-413-5785 (or 1-703-871-3796 for international calls) at least 10 minutes prior to the scheduled start to ensure connection.

A replay or transcript of the live broadcast will be available on the Legg Mason website or by dialing 1-888-266-2081 (or 1-703-925-2533 for international calls), access Pin Number 627623, after the completion of the call.

Legg Mason, Inc., headquartered in Baltimore, is a holding company that provides asset management, securities brokerage, investment banking and related financial services through its subsidiaries.

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

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4 Diluted earnings per share for the nine months ended December 31, 2003 have been restated to include 6.6 million shares issuable upon conversion of our zero-coupon contingent convertible senior notes as if they were convertible as of April 1, 2003, as required by EITF 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share." Prior to the adoption of EITF 04-8, the 6.6 million shares were included as of October 1, 2003.

LEGG MASON, INC.
News Release - January 24, 2005

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Quarters Ended December 31, 2004 and 2003

	(000's, except per share amounts)

	2004	% of Net Revenues	2003	% of Net Revenues

Revenues:
Investment advisory and related fees	$433,114	68.0	$326,458	64.4
Commissions	92,821	14.6	85,307	16.8
Principal transactions	39,302	6.2	39,922	7.9
Investment banking	39,044	6.1	34,259	6.8
Interest	32,229	5.1	21,145	4.2
Other	21,768	3.4	14,075	2.8

Total revenues	658,278	103.4	521,166	102.9
Interest expense	21,490	3.4	14,744	2.9

Net revenues	636,788	100.0	506,422	100.0

Non-interest expenses:
Compensation and benefits	347,110	54.5	278,622	55.0
Communications and technology	27,776	4.4	22,871	4.5
Occupancy	17,127	2.7	16,001	3.2
Distribution and service fees	18,757	2.9	14,489	2.9
Amortization of intangible assets	5,464	0.9	5,412	1.1
Other	39,276	6.1	35,328	6.9

Total non-interest expenses	455,510	71.5	372,723	73.6

Earnings from continuing operations
before income tax provision	181,278	28.5	133,699	26.4

Income tax provision	68,568	10.8	52,866	10.4

Net earnings from continuing operations	112,710	17.7	80,833	16.0

Discontinued operations, net of taxes	-	-	-	-
Gain on sale of discontinued operations,
net of taxes	-	-	-	-

Net earnings	$112,710	17.7	$80,833	16.0

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LEGG MASON, INC.
News Release - January 24, 2005

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Quarters Ended December 31, 2004 and 2003
(continued)

	(000's, except per share amounts)

	2004	2003

Net earnings per common share1:
Basic
Continuing operations	$1.10	$0.80
Discontinued operations	-	-
Gain on sale of discontinued operations	-	-

	$1.10	$0.80

Diluted
Continuing operations	$0.98	$0.71
Discontinued operations	-	-
Gain on sale of discontinued operations	-	-

	$0.98	$0.71

Weighted average number of common
shares outstanding1:
Basic	102,771	100,611
Diluted	116,401	114,771

(1) All share and earnings per share numbers have been restated for the 3 for 2 stock split, paid on
September 24, 2004, to shareholders of record on September 8, 2004.

LEGG MASON, INC.
News Release - January 24, 2005

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Nine Months Ended December 31, 2004 and 2003

	(000's, except per share amounts)

	2004	% of Net Revenues	2003	% of Net Revenues

Revenues:
Investment advisory and related fees	$1,195,810	68.6	$850,095	61.5
Commissions	261, 655	15.0	253,332	18.4
Principal transactions	121,707	7.0	124,275	9.0
Investment banking	96,702	5.5	104,946	7.6
Interest	79,472	4.6	63,006	4.6
Other	43,375	2.5	32,130	2.3

Total revenues	1,798,721	103.2	1,427,784	103.4
Interest expense	55,031	3.2	46,291	3.4

Net revenues	1,743,690	100.0	1,381,493	100.0

Non-interest expenses:
Compensation and benefits	960,794	55.1	779,367	56.4
Communications and technology	78,938	4.5	67,438	4.9
Occupancy	51,828	3.0	48,491	3.5
Distribution and service fees	52,973	3.0	32,531	2.4
Amortization of intangible assets	16,367	0.9	16,270	1.2
Litigation award charge	-	-	17,500	1.2
Other	114,131	6.6	94,239	6.8

Total non-interest expenses	1,275,031	73.1	1,055,836	76.4

Earnings from continuing operations
before income tax provision	468,659	26.9	325,657	23.6

Income tax provision	177,873	10.2	126,974	9.2

Net earnings from continuing operations	290,786	16.7	198,683	14.4

Discontinued operations, net of taxes	-	-	675	0.1
Gain on sale of discontinued operations,
net of taxes	-	-	6,481	0.4

Net earnings	$290,786	16.7	$205,839	14.9

[continued on next page]

LEGG MASON, INC.
News Release - January 24, 2005

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
For the Nine Months Ended December 31, 2004 and 2003
(continued)

	(000's, except per share amounts)

	2004	2003

Net earnings per common share1:
Basic
Continuing operations	$2.85	$1.99
Discontinued operations	-	0.01
Gain on sale of discontinued operations	-	0.06

	$2.85	$2.06

Diluted2
Continuing operations	$2.55	$1.78
Discontinued operations	-	-
Gain on sale of discontinued operations	-	0.06

	$2.55	$1.84

Weighted average number of common
shares outstanding1:
Basic	102,087	99,999
Diluted2	115,554	113,598

Book value per common share	$19.94	$14.50

(1) All share and earnings per share numbers have been restated for the 3 for 2 stock split, paid on
September 24, 2004, to shareholders of record on September 8, 2004.
(2)	Diluted earnings per share and weighted average diluted shares outstanding have been restated
as required by EITF 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings
per Share."

LEGG MASON, INC.
News Release - January 24, 2005

LEGG MASON, INC. AND SUBSIDIARIES
Business Segment Financial Results (000's)

For the Quarters Ended December 31, 2004 and 2003

	2004	% of Total	2003	% of Total

Net revenues:
Asset Management	$360,585	56.6	$263,848	52.1
Private Client	193,309	30.4	171,206	33.8
Capital Markets	80,553	12.6	71,177	14.1
Corporate	2,341	0.4	191	-

Total	$636,788	100.0	$506,422	100.0

Earnings from continuing operations
before income tax provision:
Asset Management	$124,079	68.4	$88,137	65.9
Private Client	39,711	21.9	32,837	24.6
Capital Markets	15,216	8.4	12,689	9.5
Corporate	2,272	1.3	36	-

Total	$181,278	100.0	$133,699	100.0

For the Nine Months Ended December 31, 2004 and 2003

	2004	% of Total	2003	% of Total

Net revenues:
Asset Management	$977,863	56.1	$674,050	48.8
Private Client	541,833	31.1	494,923	35.8
Capital Markets	223,428	12.8	213,666	15.4
Corporate	566	-	(1,146)	-

Total	$1,743,690	100.0	$1,381,493	100.0

Earnings from continuing operations
before income tax provision:
Asset Management	$330,634	70.5	$213,458	65.5
Private Client	100,127	21.4	93,220	28.6
Capital Markets	37,940	8.1	37,993	11.7
Corporate	(42)	-	(19,014)	(5.8)

Total	$468,659	100.0	$325,657	100.0

LEGG MASON, INC.
News Release - January 24, 2005

	LEGG MASON, INC. AND SUBSIDIARIES
	Assets Under Management
	(in billions)
	(unaudited)

	December 31,				March 31,

	2004	% of Total	2003	% of Total	2004	% of Total

By asset class:
Equity	$145.3	40.3	$102.5	38.7	$112.3	39.2
Fixed Income	215.2	59.7	162.4	61.3	174.1	60.8

Total	$360.5	100.0	$264.9	100.0	$286.4	100.0

By asset management division:
Wealth Management	$48.3	13.4	$31.8	12.0	$35.1	12.3
Institutional	233.5	64.8	174.8	66.0	187.0	65.3
Mutual Funds	78.7	21.8	58.3	22.0	64.3	22.4

Total	$360.5	100.0	$264.9	100.0	$286.4	100.0

	Component Changes in Assets Under Management
	(in billions)
	(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003

Beginning of period	$311.0	$236.9	$286.4	$192.2
Net client cash flows	21.6	13.4	44.4	33.1
Market appreciation, net	22.5	13.6	24.3	38.6
Acquisitions	5.4	1.0	5.4	1.0

End of period	$360.5	$264.9	$360.5	$264.9